UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 2, 2009

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

         New York                       1-7657                   13-4922250
-----------------------------  ------------------------     -------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation                                             Identification No.)
or organization)


    200 Vesey Street, World Financial Center
    New York, New York                                            10285
    ---------------------------------------------------         ----------
    (Address of principal executive offices)                    (Zip Code)

      Registrant's telephone number, including area code: (212) 640-2000


              ---------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[   ] Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a- 12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         (b) On October 5, 2009, American Express Company (the "Company") announced that Alfred F. Kelly, Jr., President of the Company and head of the Company's Global Consumer Group, will step down from his positions and leave the Company effective April 10, 2010.

         (e)  Separation Agreement with Mr. Kelly

         In connection with Mr. Kelly's planned departure from the Company, on October 5, 2009, the Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors of the Company approved a letter agreement, dated October 2, 2009 (the "Separation Agreement"), setting forth the terms of Mr. Kelly's separation from the Company. The payments and benefits to which Mr. Kelly is entitled under the Separation Agreement, which are summarized below, are generally subject to Mr. Kelly's compliance with the terms and conditions of the Separation Agreement.

         Pursuant to the terms of the Separation Agreement, Mr. Kelly's active employment with the Company will continue until April 10, 2010 (the "Separation Date"), during which time he will receive salary payments at the rate of (i) $765,000 per annum through December 31, 2009, and (ii) $850,000 per annum effective on or about January 1, 2010, which increase reflects the restoration of Mr. Kelly's salary to the level paid to him prior to the Company's temporary reduction earlier in 2009 of senior management salary levels in light of the economic environment. Mr. Kelly will also continue to receive through the Separation Date benefits at the level and type he currently receives, including for 2010 a flexible perquisite allowance of $35,000 and a local transportation allowance of $30,000. In addition to receiving his base salary and benefits, Mr. Kelly will also be eligible to receive a bonus for 2009 performance in the amount of $4,000,000, provided that he remains in the employ of the Company through the date that bonuses are paid to the Company's employees generally, which is expected to be in February 2010.

         In addition to the amounts described above, pursuant to the terms of the Separation Agreement, Mr. Kelly will receive separation payments totaling $9,700,000, which will be payable in biweekly installments during the two-year period beginning with the Separation Date and ending April 6, 2012 (the "Separation Period").

         Provided Mr. Kelly remains in the employ of the Company through the Separation Date, he will also be eligible to receive a payout in the normal course of the portfolio grants that he was awarded in each of 2007, 2008 and 2009, subject to the Company's achieving the performance levels required for the payment of such awards.

         Subject to the terms of the Separation Agreement, during the Separation Period all outstanding restricted stock awards ("RSAs") and non-qualified stock options ("NQSOs") that were previously granted to Mr. Kelly will continue to vest in accordance with their terms, and NQSOs will continue to be exercisable subject to the terms and administration of the Company plans pursuant to which such awards were granted, with those RSAs and NQSOs that have not vested prior to the earlier of (i) Mr. Kelly's commencement of employment with another employer and (ii) the end of the Separation Period being cancelled and terminated. Excluding the NQSOs and RSAs described in the next paragraph, none of Mr. Kelly's NQSOs that are expected to vest during the Separation Period are in-the-money, and the value of Mr. Kelly's RSAs that are expected to vest during the Separation Period is estimated to be $1,943,634, in each case assuming a share price of $33.00 per share.

         Notwithstanding the preceding paragraph, pursuant to the terms of the Separation Agreement, the Company and Mr. Kelly have agreed to the following:

o the NQSO of 311,190 shares with an exercise price per share of $16.71, which was granted to Mr. Kelly on January 29, 2009, will continue to vest ratably in four annual installments through the fourth anniversary of the date of grant, and Mr. Kelly will have the full ten-year option term (i.e., through January 29, 2019) to exercise such award (regardless of whether he commences employment with another employer during such period). (The aggregate in-the-money value of such NQSO (including the portions that vest prior to the commencement and after the conclusion of the Separation Period), is $5,069,285, assuming a share price of $33.00 per share.);

o the NQSO of 475,000 shares with an exercise price per share of $58.54, which was granted to Mr. Kelly on July 31, 2007, will continue to vest in accordance with its terms in three installments on July 31, 2010 (118,750 shares), July 31, 2011 (118,750 shares) and
         July 31, 2012 (237,500 shares), and Mr. Kelly will have until October 31, 2012, to exercise such award (regardless of whether he commences employment with another employer prior to such date);

o the portion (18,000 shares) of the RSA granted to Mr. Kelly on July 31, 2007, will vest on July 31, 2012, subject to the achievement of average annual return on equity for the Company of at least 15% (regardless of whether he commences employment with another employer prior to such date) (The value of such portion of such RSA is $594,000, assuming a share price of $33.00 per share.); and

o Mr. Kelly will also receive a restricted stock unit in January 2010 with a value of $2,000,000 at the time of grant and which will vest four years after the date of grant (regardless of whether he commences employment with another employer during the period prior to the vesting date).

         In addition to the payments and benefits described above, pursuant to the terms of the Separation Agreement, Mr. Kelly will also receive payouts of amounts credited to him under the Company's deferred compensation programs and supplemental retirement program, in each case subject to the terms of the respective plans, applicable laws and regulations and elections previously made by him, as the case may be. Such amounts are expected to commence being paid during the Separation Period or March 2013, as applicable.

         In consideration for the payments and benefits provided pursuant to the Separation Agreement, Mr. Kelly has agreed to a general release of claims against the Company, as well as various restrictive covenants, including (i) not being employed by or acting as a consultant to certain competitors of the Company and not soliciting significant customers of the Company through April 6, 2012 and (ii) not soliciting for employment or employing any employees of the Company through April 6, 2014.

         In connection with Mr. Kelly's separation from the Company, the Company expects to record a charge for the quarter ended September 30, 2009, as well as in future quarters, in respect of the payments and benefits to which Mr. Kelly will be entitled under the terms and conditions of the Separation Agreement.

         None of the charges to be taken in respect of the Separation Agreement is expected to have a material impact on the Company's results of operations in the period in which it is recorded.

         OTHER COMPENSATION ACTIONS

         In addition to the action taken by the Compensation Committee with respect to the Separation Agreement with Mr. Kelly, on October 5, 2009, the Compensation Committee approved increases to the annual base salaries (effective October 2009) of each of Edward P. Gilligan, Vice Chairman of the Company, Stephen Squeri, Group President - Global Services, and Daniel T. Henry, Executive Vice President and Chief Financial Officer of the Company. Mr. Gilligan's base salary was increased from $742,500 per annum to $1,100,000 per annum to reflect his increased responsibilities with the Company; Mr. Squeri's base salary was increased from $540,000 per annum to $750,000 per annum in connection with his promotion to Group President; and Mr. Henry's base salary was increased from $562,500 per annum to $700,000 per annum after a review of competitive market data. The base salaries of each of Messrs. Gilligan, Squeri and Henry in effect prior to such increases reflected the Company's 10% temporary reduction made earlier in 2009 of senior management salary levels in light of the economic environment.

         In addition to the salary increases described above, the Compensation Committee also approved a special cash award to Mr. Gilligan in the amount of $2,000,000, which amount is payable on October 30, 2011, provided that Mr. Gilligan continues to be in the employ of the Company on such date. Also, the Compensation Committee approved the payment of an aggregate $100,000 to Mr. Gilligan to assist with his relocation back to the United States from his overseas assignment, which will be paid to Mr. Gilligan on a monthly basis during the 12 months commencing November 2009.

FORWARD-LOOKING STATEMENTS

This report includes forward-looking statements, which are subject to risks and uncertainties. Forward-looking statements contain words such as "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the actual amount of the charges recorded in connection with the separation payments and benefits payable to Mr. Kelly in connection with his separation from the Company. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009, and its other reports filed with the SEC.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERICAN EXPRESS COMPANY
                                           (REGISTRANT)

                                           By:  /s/ Carol V. Schwartz
                                               --------------------------------
                                           Name:  Carol V. Schwartz
                                           Title: Secretary

Date:  October 6, 2009